Exhibit 99.5

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is entered into as of [__], 20261 (the “Effective Date”), by and among Powell Max Limited, a business company incorporated in the British Virgin Islands (the “Company”), Ault Lending, LLC, a California limited liability company (“Ault”), Target Capital 12 LLC, an Arizona limited liability company (“Target Capital”), Secure Net Capital LLC, a Nevada limited liability company (“Secure Net”), and Great Point Capital, LLC, a Delaware limited liability company (“Great Point” and together with Ault, Target Capital, and Secure Net, in their respective capacities as Purchasers party to the SPA (as defined below) (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company and the Purchasers are parties to that certain Securities Purchase Agreement, dated as of January 29, 2026 (the “SPA”);

WHEREAS, Section 5.5 of the SPA provides that the SPA may be amended by a written instrument signed by the Company and the Purchasers which purchased at least 50.1% in interest of the Class C Ordinary Shares based on the initial Subscription Amounts thereunder;

WHEREAS, the Company and each of the undersigned Purchasers desire to amend the SPA to delete Section 4.20 thereof (Board and Management Rights) in its entirety and to irrevocably waive, relinquish, terminate and extinguish all rights of the Purchasers under Section 4.20 of the SPA; and

WHEREAS, this Amendment is being entered into in connection with that certain Securities Purchase and Assignment Agreement, dated as of August 7, 2026, by and among Ault, in its capacity as the Buyer, Target Capital, Secure Net and Great Point in their respective capacities as Sellers, and with respect to certain sections thereof, the Company (the “Assignment Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the SPA.

Section 2. Amendment to the SPA. Effective as of the Effective Date, Section 4.20 of the SPA (Board and Management Rights) is hereby deleted in its entirety and shall be of no further force or effect. From and after the Effective Date (and subject to the simultaneous consummation of the transactions contemplated by the Assignment Agreement), all rights of the Purchasers under Section 4.20 of the SPA, including, without limitation, the right to designate Class C Directors, the right to remove Class C Directors, the right to fill any vacancy with respect to Class C Directors, and the right to designate a Chief Executive Officer of the Company, and any consent right with respect to increases in the size of the Board are hereby irrevocably waived, relinquished, terminated and extinguished; provided, that such waiver shall be null and void ab initio in the event that the Assignment Agreement is terminated without the consummation of the transactions contemplated thereby.

Section 3. Savings Clause; Effect of Amendment. Except as expressly amended by this Amendment, the SPA shall remain in full force and effect and is hereby ratified and confirmed in all respects. This Amendment shall not constitute a waiver or amendment of any provision of the SPA or any other Transaction Document, except as expressly set forth herein. From and after the Effective Date, all references in the Transaction Documents to the SPA shall be refer to the SPA, as amended hereby.

1 To be dated as of the Closing Date

1

Section 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof, consistent with Section 5.9 of the SPA.

Section 6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile, PDF, DocuSign or other electronic transmission shall be deemed original signatures for all purposes.

Section 7. Entire Agreement. This Amendment, together with the SPA (as amended hereby) and the Assignment Agreement, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided, notwithstanding anything to the contrary set forth herein, in the event of any conflict between the terms of this Amendment and any term or provision of the Assignment Agreement, the Assignment Agreement shall govern and control.

Section 8. Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

Section 9. No Third-Party Beneficiaries. This Amendment is for the sole benefit of the parties hereto and their respective permitted successors and assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Amendment.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

POWELL MAX LIMITED

By: ___________________________________

Name:

Title:

AULT LENDING, LLC,

as a Purchaser

By: ___________________________________

Name:

Title:

SECURE NET CAPITAL LLC,

as a Purchaser

By: ___________________________________

Name:

Title:

TARGET CAPITAL 12 LLC,

as a Purchaser

By: ___________________________________

Name:

Title:

GREAT POINT CAPITAL, LLC,

as a Purchaser

By: ___________________________________

Name:

Title:

[Signature Page to Amendment No. 1 to Securities Purchase Agreement]